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                                                                     Exhibit 3.1

             FILED
      IN THE OFFICE OF THE
   SECRETARY OF STATE OF THE
        STATE OF NEVADA
          JAN 08 1996
           No. 346-96
        /s/ DEAN HELLER
DEAN HILLER, SECRETARY OF STATE


                           ARTICLES OF INCORPORATION
                                       OF
                               SALUTATIONS, INC.


     FIRST. The name of the corporation is:
                               SALUTATIONS, INC.

     SECOND. Its registered office in the State of Nevada is located at 7604 Delaware Bay Drive, Las Vegas, Nevada 89128, that this Corporation may maintain an office, or offices, in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the By-Laws of said Corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada.

     THIRD. The objects for which this Corporation is formed are: To engage in any lawful activity, including, but not limited to the following:
               (A) Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.

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               (B) May at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized.

               (C) Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law.

               (D) Shall have the power to effect litigation in its own behalf and interest in any court of law.

               (E) Shall have power to make contracts.

               (F) Shall have power to hold, purchase and convey real and personal estate and mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country.

               (G) Shall have power to appoint such officers and agents as the affairs of the corporation shall require, and to allow them suitable compensation.

               (H) Shall have power to make By-Laws not inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.

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               (I) Shall have power to dissolve itself.

               (J) Shall have power to adopt and use a common seal or stamp, and alter the same. The use of a seal or stamp by the corporation on any corporate documents is not necessary. The corporation may use a seal or stamp, if it desires, but such use or nonuse shall not in any way affect the legality of the document.

               (K) Shall have power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.

               (L) Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of the indebtedness created by, any other corporation or corporations of the State of Nevada, or any other state or government, and, while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

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          (M)  Shall have power to purchase, hold, sell and transfer shares of its own capital stock and use therefor its capital, capital surplus, surplus, or other property or fund.

          (N) Shall have power to conduct business, have one or more offices, and hold, purchase mortgage and convey real and personal property in the State of Nevada, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and foreign countries.

          (O) Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation, and, in general to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, whether or not such business is similar in nature to the objects set forth in the certificate or articles of incorporation of the corporation, or any amendment thereof.

          (P) Shall have power to make donations for the public welfare or for charitable scientific or educational purposes.

          (Q) Shall have power to enter into partnerships, general or limited, or joint ventures in connection with any lawful activities.

     FOURTH. The aggregate number of shares the corporation shall have authority to issue shall be TWENTY FIVE MILLION (25,000,000) shares of common stock, par value one mil ($.001) per


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share, each share of common stock having equal rights and preferences, voting privileges and preferences.

     FIFTH.    The governing board of this corporation shall be known as
directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this Corporation, providing that the number of directors shall not be reduced to fewer than one (1).

          The name and post office address of the first Board of Directors shall be one (1) in number and listed as follows:

          NAME                          POST OFFICE ADDRESS

     Stanley K. Stilwell                7604 Delaware Bay Drive
                                        Las Vegas, Nevada 89128

     SIXTH. The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

     SEVENTH. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

          NAME                          POST OFFICE ADDRESS

     Stanley K. Stilwell                7604 Delaware Bay Drive
                                        Las Vegas, Nevada 89128

     EIGHT. The resident agent for this corporation shall be:

                              STANLEY K. STILWELL


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The address of said agent, and the registered or statutory address of this corporation in the state of Nevada shall be:

                            7604 Delaware Bay Drive
                            Las Vegas, Nevada 89128

     NINTH. The corporation is to have perpetual existence.

     TENTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

     Subject to the By-Laws, if any, adopted by the Stockholders, to make, alter or amend the By-Laws of the Corporation.

     To fix the amount to be reserved a working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this Corporation.

     By resolution passed by a majority of the whole Board, to designate one
(1) or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution, or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee, or committees shall have such name, or names as may be stated in the By-Laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.


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     When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its Board of Directors deems expedient and for the best interests of the Corporation.

     ELEVENTH. No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

     TWELFTH. No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided however, that the foregoing provision shall not eliminate or limit the liability or a director or officer (i) for


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acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section
78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts of omissions prior to such repeal or modification.

     THIRTEENTH. This Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.


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        I, THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 5th day of January, 1996.


            FILED
     IN THE OFFICE OF THE
   SECRETARY OF STATE OF THE
        STATE OF NEVADA

         JAN 08 1996                    /s/ STANLEY K. STILWELL
                                        ---------------------------------------
         No. 346-96                     Stanley K. Stilwell

      /S/ DEAN HELLER
DEAN HELLER, SECRETARY OF STATE

STATE OF NEVADA   )
                  :   ss.
COUNTY OF CLARK   )

        On this the 5th day of January, 1996, in Las Vegas, Nevada before me, the undersigned, a Notary Public in and for Las Vegas, State of Nevada personally appeared Stanley K. Stilwell, known to me to be the person whose name is subscribed to the foregoing document and acknowledged to me that he executed the same.

[SEAL]        JAMES BOLANDER
          Notary Public - Nevada        /s/ JAMES BOLANDER
               Clark County             ---------------------------------------
        My appt. exp. May 10, 1998      Notary Public

I, Stanley K. Stilwell, hereby accept as Resident Agent for the previously named Corporation.


1-5-96       /s/ STANLEY K. STILWELL
------       ---------------------------------------
Date         Stanley K. Stilwell



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                            CERTIFICATE OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                                SALUTATIONS, INC.

        Salutations, Inc., a corporation duly organized and existing under the laws of the State of Nevada, by its President and its Secretary, does here certify as follows:

FIRST:         The name of this corporation is Salutations, Inc. (the
               "Corporation").

SECOND: Article First of the Corporation's Articles of Incorporation is amended to read in its entirety as follows:

               First: The name of the corporation is International Trading & Manufacturing Corporation.

               Article Fourth of the Corporation's Articles of Incorporation is amended by adding the following paragraph to the currently existing provisions of said Article Fourth:

               FORWARD SPLIT: Effective July 15, 1997, the common shares of the corporation were forward split on a 2.5 for one basis. The split pertains to every person or entity having a direct, indirect or beneficial interest in common shares on said date and the shares applicable to such persons and entities. The split does not change the number of common shares authorized which shall remain at 25,000,000 shares of Common Stock, $.001 par value per share. The split shall be implemented by shareholders forwarding certificates evidencing common shares issued prior to July 15, 1997, to the transfer agent, which agent shall then issue new certificates evidencing post-split shares which shall be 2.5 times the total of the pre-split number. Fractional shares shall be rounded up to the nearest whole share. Certificates issued prior to July 15, 1997, that are not forwarded to the transfer agent as explained shall be deemed to represent post-split shares in the amount of 2.5 times the number represented on such certificates.

THIRD: The above described amendments were approved pursuant a resolution of the Board of Directors, which resolution called for a special meeting of the shareholders of the corporation to be held in order for the shareholders to consider and vote upon the proposed amendments.

               A special meeting of the shareholders of the Corporation was held on July 15, 1997, pursuant to written notice sent to all shareholders entitled to vote at the meeting, which notice described the amendments to the Articles of Incorporation set forth herein. The number of shares outstanding and entitled to vote at the meeting totaled


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               406,500. The number of shares represented at the meeting either in person or by proxy totaled 256,000 which represents approximately 63% of the shares entitled to vote at the meeting. The number of shares voting in favor of the amendments totaled 256,000 with zero shares voting against and zero shares abstaining.



        IN WITNESS WHEREOF, the said Corporation, has caused its corporate name to be subscribed by its President and by its Secretary, who hereby verify that the statements contained in the foregoing Certificate of Amendment are true and correct to the best of their knowledge and belief this 15th day of July, 1997.

                                            SALUTATIONS, INC.

                                            (Now know as International Trading
                                            & Manufacturing Corporation by
                                            virtue of this Certificate of
                                            Amendment.)


                                            /s/ GERALD R. EDICK
                                            ------------------------------------
                                            Gerald R. Edick, President


                                            /s/ GERALD R. EDICK
                                            ------------------------------------
                                            Gerald R. Edick, Secretary

        This instrument was acknowledged before me on July 15, 1997, by Gerald
R. Edick as the President and Gerald R. Edick as the Secretary of Salutations, Inc.


[SEAL]                                      /s/ ROBINSON RANIER
                                            ------------------------------------
                                            Notary Public

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         FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
     STATE OF NEVADA
                               CERTIFICATE OF AMENDMENT OF
 OCTOBER 12, 1999             ARTICLES OF INCORPORATION OF
  No.  C346-96       INTERNATIONAL TRADING & MANUFACTURING CORPORATION,
      ---------                   A NEVADA CORPORATION
 /s/ DEAN HELLER
   DEAN HELLER,
SECRETARY OF STATE

            International Trading & Manufacturing Corporation, a corporation organized under the General Corporation Law of the State of Nevada (the "Corporation"), does hereby certify:

            FIRST: The Corporation has received payment for its capital stock.

            SECOND: The amendment to the Corporation's Articles of Incorporation set forth in the following resolution was approved by a majority of the Corporation's Board of Directors and was duly adopted in accordance with the provisions of Section 78.385 (d) of the General Corporation Law of Nevada; and, further, was approved by the shareholders of the Corporation pursuant to Section 78.320 of the General Corporation Law of the State of Nevada.

            RESOLVED, that the Certificate of Incorporation of the Corporation be amended by striking Article FIRST in its entirety and replacing therefor: 'FIRST: The name of this corporation is GENIUS PRODUCTS, INC.'

            IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed and attested by its duly authorized officer.

      Dated:  August 17, 1999
                     --

      /s/ GERALD EDICK
      -----------------------
      By:
      Its:  PRESIDENT
     ___________________________________________________________________________

      ATTEST:

           /s/ [SIGNATURE ILLEGIBLE]
           -------------------------
      By:
      Its: Secretary




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                                STATE OF NEVADA
                               Secretary of State

I hereby certify that this is a true and complete copy of the document as filed in this office.

                                  OCT 13, '99

                                /s/ DEAN HELLER
                                  DEAN HELLER
                               Secretary of State

                          By /s/ [SIGNATURE ILLEGIBLE]